EXHIBIT 99.01

CCOM Group, Inc. Reports 2013 Second Quarter Results

HAWTHORNE, New Jersey (August 13, 2013) – CCOM Group, Inc. (“CCOM”) (OTCQB: “CCOM,” “CCOMP”), today announced its financial results for the three months and six months ended June 30, 2013.

Results for the three months ended June 30, 2013 compared to results for the same period in 2012:

•	Sales increased 12.4% to $24,443,817 from $21,737,833

•	Gross profit increased 5.6% to $5,834,727 from $5,524,183

•	Selling, general and administrative expenses increased 3.3% to $5,188,210 from $5,023,109

•	Operating income increased 29.0% to $646,517 from $501,074

•	Net income increased 35.4% to $549,762 from $405,979

•	Net income per share on a fully diluted basis increased to $0.06 from $0.04 per share

Results for the six months ended June 30, 2013 compared to results for the same period in 2012:

•	Sales increased 8.4% to $43,173,255 from $39,829,607

•	Gross profit increased 5.8% to $10,658,974 from $10,072,773

•	Selling, general and administrative expenses increased 1.9% to $10,631,793 from $10,435,457

•	Operating income increased to $27,181 from an operating loss of $(362,684)

•	Net loss decreased 67.3% to $(182,215) from $(557,611)

•	Net loss per share on a fully diluted basis decreased to $(0.02) from $(0.06) per share

Peter D. Gasiewicz, Chief Executive Officer of CCOM, said, “We are pleased that sales have continued to increase for three consecutive quarters as compared to the prior year’s corresponding quarters. Our focus continues toward a wider, more profitable, and less seasonal family of products. We are hopeful that the HVAC market will rebound and expect that we’ll be able to capitalize on a recovery.”

About CCOM Group, Inc.

CCOM Group, Inc. (“CCOM”) distributes heating, ventilating and air conditioning equipment (HVAC), parts and accessories, whole-house generators, climate control systems, appliances and plumbing and electrical fixtures and supplies, primarily in New Jersey, New York, Massachusetts and portions of eastern Pennsylvania, Connecticut and Vermont through its subsidiaries: Universal Supply Group, Inc., www.usginc.com, The RAL Supply Group, Inc., www.ralsupply.com, American/Universal Supply Division, www.ausupplyinc.com, and S&A Supply, Inc., www.sasupplyinc.com. CCOM is headquartered in New Jersey, and, with its affiliates, operates out of 17 locations in its geographic trading area. For more information on CCOM’s operations, products and/or services, please visit www.ccomgrp.com.

Safe Harbor Statement

The foregoing press release may contain statements concerning CCOM’s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. CCOM cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of CCOM’s products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in CCOM’s periodic report filings with the Securities and Exchange Commission.  These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in CCOM's periodic reports and registration statements filed with the Securities and Exchange Commission. CCOM undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

For further information, please contact Peter D. Gasiewicz, Chief Executive Officer, or William Salek, Chief Financial Officer, at (973) 427-8224.

 (Financial Highlights Follow)

CCOM GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2013	2012
	(Unaudited)
Assets
Current assets:
Cash	$449,534	$297,128
Accounts receivable, net of allowance for doubtful accounts of $570,658 and $429,186, respectively	11,595,671	11,131,317
Inventory	12,825,434	12,029,400
Prepaid expenses and other current assets	1,062,818	1,372,390
Total current assets	25,933,457	24,830,235
Property and equipment	900,643	1,036,710
Goodwill	1,416,929	1,416,929
Other assets – noncurrent	204,922	270,265
Deferred income tax asset – noncurrent	100,000	100,000
	$28,555,951	$27,654,139
Liabilities and Stockholders' Equity
Current liabilities:
Borrowings under credit facility - revolving credit	$13,850,836	$12,297,180
Notes payable, current portion; includes related party notes of $1,383,335 and $607,999, respectively	1,519,179	745,500
Convertible notes payable-related party	200,000	-
Trade payables	4,870,652	5,242,044
Accrued liabilities	1,644,233	1,630,792
Total current liabilities	22,084,900	19,915,516
Convertible notes payable-related party	-	200,000
Notes payable, non-current portion; includes related party notes of $606,004 and $1,440,015, respectively	1,041,456	1,947,813
Deferred income tax liability – noncurrent	517,000	496,000
Total liabilities	23,643,356	22,559,329
Commitments and contingencies
Stockholders' equity:
Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 293,057 shares issued and outstanding, liquidation preference of $1,465,285	14,653	14,653
Common stock, $.05 par value, 20,000,000 shares authorized, 9,154,953 shares issued and outstanding	457,747	457,747
Additional paid-in capital	12,659,782	12,659,782
Accumulated deficit	(8,219,587)	(8,037,372)
Total stockholders' equity	4,912,595	5,094,810
	$28,555,951	$27,654,139

CCOM GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Sales	$24,443,817	$21,737,833	$43,173,255	$39,829,607
Cost of sales	18,609,090	16,213,650	32,514,281	29,756,834
Gross profit	5,834,727	5,524,183	10,658,974	10,072,773

Selling, general and administrative expenses, net	5,188,210	5,023,109	10,631,793	10,435,457
Operating income (loss)	646,517	501,074	27,181	(362,684)

Other income	63,907	54,343	113,429	108,592
Interest expense, net; includes related party interest of $34,055 and $18,877 for three months ended June 30, 2013 and 2012, respectively, and $67,464 and $34,913 for the six months ended June 30, 2013 and 2012, respectively	(150,162)	(149,438)	(301,825)	(303,519)
Income (loss) before income tax expense	560,262	405,979	(161,215)	(557,611)

Income tax expense	10,500	-	21,000	-
Net income (loss)	$549,762	$405,979	$(182,215)	$(557,611)

Income (loss) per common share:
Basic	$0.06	$0.04	$(0.02)	$(0.06)
Diluted	$0.06	$0.04	$(0.02)	$(0.06)

Weighted average shares outstanding:
Basic	9,154,953	9,154,953	9,154,953	9,154,953
Diluted	9,448,010	9,448,010	9,154,953	9,154,953

CCOM GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For Six Months Ended
	June 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(182,215)	$(557,611)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income taxes	21,000	-
Provision for doubtful accounts	165,375	238,653
Depreciation	164,900	187,492
Net gain on disposal of fixed assets	(9,259)	(1,113)
Changes in operating assets and liabilities:
Accounts receivable	(629,729)	(506,402)
Inventory	(796,034)	(1,047,122)
Prepaid expenses and other current assets	309,572	147,342
Other assets - noncurrent	65,343	46,078
Trade payables	(371,392)	65,608
Accrued liabilities	13,441	47,250
Income taxes payable	-	(586)
Net cash used in operating activities	(1,248,998)	(1,380,411)

Cash flows from investing activities:
Additions to property and equipment	(42,757)	(80,335)
Proceeds from disposal of property and equipment	50,647	2,600
Net cash provided by (used in) investing activities	7,890	(77,735)

Cash flows from financing activities:
Repayments of notes payable; includes related party repayments of $1,048,014 and $366,005, respectively	(1,160,142)	(544,135)
Issuance of notes payable, related party	1,000,000	850,000
Borrowings under credit facility - revolving credit, net	1,553,656	1,124,296
Net cash provided by financing activities	1,393,514	1,430,161
Increase (decrease) in cash	152,406	(27,985)
Cash - beginning of period	297,128	271,697
Cash - end of period	$449,534	$243,712